UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 26, 2020

First BanCorp.
(Exact Name of Registrant as Specified in its Charter)

Puerto Rico	001-14793	66-0561822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1519 Ponce de Leon Avenue, Stop 23 P.O. Box 9146 San Juan, Puerto Rico	00908-0146
(Address of Principal Executive Offices)	(Zip Code)

(787) 729-8200
(Registrant’s Telephone Number, including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.10 par value)	FBP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 26, 2020, the Board of Directors (the “Board”) of First BanCorp. (the “Corporation”) amended and restated the Corporation’s By-laws (the “By-Laws”), effective immediately, to revise Section 6 of Article I of the By-Laws to provide that the Board shall fix the record date for determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, not more than sixty (60) days in advance of the date on which the particular action, requiring such determination of stockholders, is to be taken.

The foregoing description of the amendment to the By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Corporation’s Amended and Restated By-Laws, which is filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

Exhibit Index

Exhibit	Description of Exhibit

3.2	Amended and Restated By-Laws.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2020	First BanCorp.

	By:	/s/ Lawrence Odell
	Name:	Lawrence Odell
	Title:	EVP and General Counsel